Exhibit 5.1

June 30, 2025

Siyata Mobile Inc.

7404 King George Blvd. Suite 200, King’s Cross

Surrey British Columbia

V3W 1N6, Canada

Re:	Siyata Mobile Inc. – Form F-1 Registration Statement

We have acted as Canadian legal counsel to Siyata Mobile Inc., a British Columbia corporation (the “Company”), in connection with the Company’s Registration Statement on Form F-1 (File No. 333-288063) (through the date hereof, the “Initial Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the second Registration Statement on Form F-1 filed by the Company pursuant to Rule 462(b) under the Securities Act (the “462(b) Registration Statement,” and together with the Initial Registration Statement, the “Registration Statement”). This opinion letter is furnished to you in connection with the filing of the 462(b) Registration Statement, relating to the registration of up to 350,949 shares of the common shares, no par value per share, of the Company, which includes shares issuable under the equity purchase agreement dated October 21, 2024 (the “EPA”) entered into by and between the Company and the selling shareholder as identified in the Initial Registration Statemen

In connection with this opinion, we have reviewed and relied upon the Registration Statement, the Prospectus, the Company’s Notice of Articles, the Company’s Articles, records of the Company’s corporate proceedings in connection with the Offering, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed: (i) the authenticity of all records, documents, and instruments submitted to us as originals; (ii) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (iii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments or other documents submitted to us; (iv) the authenticity and the conformity to the originals of all records, documents, and instruments submitted to us as copies; (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for purposes of this opinion are true and correct; and (vi) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto (other than the due authorization, execution and delivery of each such agreement, instrument and document by the Company). We have also obtained from officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation.

888.476.5291

www.corpcounsel.ca

CC Corporate Counsel Professional Corporation

37 Jacob Keffer Parkway, Suite 301, Vaughan, Ontario, L4K 5N8

We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)	a certificate of good standing (the “Certificate of Good Standing”) dated June 30, 2025, issued for the Company under the Business Corporations Act (British Columbia) (the “BCBCA”) by the British Columbia Registrar of Companies; and

(b)	a certificate of an officer of the Company dated June 30, 2025 (the “Officer’s Certificate”).

Our opinion is limited to law of the Province of British Columbia, including all applicable provisions of the BCBCA. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company. In particular, we express no opinion as to United States federal securities laws.

Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that: (i) the Common Shares have been duly authorized and, upon receipt of any applicable consideration for and the issuance thereof, will be validly issued, fully paid, and non-assessable; and (ii) the Company is a corporation incorporated, valid and existing, and in good standing with the British Columbia Registrar of Companies with respect to the filing of annual reports, in each case under the laws of the Province of British Columbia, Canada.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations of the Commission.

This opinion is furnished in accordance with the requirements of Regulation S-K, Item 601(b)(5), and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is rendered solely in connection with the registration of the Common Shares under the Registration Statement. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein after the date hereof.

Yours very truly,

/signed/ CC Corporate Counsel Professional Corporation

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